UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 30, 2020

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 984-1414

N/A
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry into a Material Definitive Agreement.

See the information set forth in Item 2.03 of this Current Report on Form 8-K (this “Current Report”), which is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

On January 30, 2020, BK Technologies, Inc. (the “Borrower”), a wholly-owned subsidiary of BK Technologies Corporation (the “Holding Company”), entered into a $5.0 million Credit Agreement and a related Line of Credit Note (the “Note” and collectively with the Credit Agreement, the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Lender”).

The Credit Agreement provides for a revolving line of credit of up to $5.0 million, with availability under the line of credit subject to a borrowing base calculated as a percentage of accounts receivable and inventory. The line of credit will expire on January 31, 2021. Proceeds of borrowings under the Credit Agreement may be used for general corporate purposes. The line of credit is secured by a blanket lien on all personal property of the Borrower pursuant to the terms of the Continuing Security Agreement with the Lender. The Holding Company and each subsidiary of the Borrower are guarantors of the Borrower’s obligations under the Credit Agreement, in accordance with the terms of the Continuing Guaranty.

Borrowings under the Credit Agreement will bear interest at a rate per annum equal to one-month LIBOR (or zero if the LIBOR rate is less than zero) plus a margin of 1.90%. The line of credit is to be repaid in monthly payments of interest only, payable in arrears, commencing on February 1, 2020, with all outstanding principal and interest to be payable in full at maturity.

The Credit Agreement contains certain restrictive covenants customary for transactions of this type, including restrictions on liens, indebtedness, loans and guarantees, acquisitions and mergers, sales of assets, and stock repurchases by the Borrower. The Credit Agreement contains one financial covenant requiring the Borrower to maintain a tangible net worth of at least $20.0 million at any fiscal quarter end.

The Credit Agreement provides for customary events of default, including: (1) failure to pay principal, interest or fees under the Credit Agreement when due and payable; (2) failure to comply with other covenants and agreements contained in the Credit Agreement and the other documents executed in connection therewith; (3) the making of false or inaccurate representations and warranties; (4) defaults under other agreements with the Lender or under other debt or other obligations of the Borrower; (5) money judgments and material adverse changes; (6) a change in control or ceasing to operate business in the ordinary course; and (7) certain events of bankruptcy or insolvency. Upon the occurrence of an event of default, the Lender may declare the entire unpaid balance immediately due and payable and/or exercise any and all remedial and other rights under the Credit Agreement.

The foregoing description of the Credit Agreement, the Note, the Continuing Guaranty and the Continuing Security Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, the Note, the Continuing Guaranty, and the Continuing Security Agreement filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, and Exhibit 10.4, respectively, to this Current Report and incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)
Exhibits.

10.1	Credit Agreement, executed as of January 30, 2020, by and between JPMorgan Chase Bank, N.A., as lender, and BK Technologies, Inc., as borrower.
10.2	Line of Credit Note, executed as of January 30, 2020, by BK Technologies, Inc., as borrower, for the benefit of JPMorgan Chase Bank, N.A., as lender.
10.3	Continuing Guaranty, executed as of January 30, 2020, by and among JPMorgan Chase Bank, N.A., as lender, and BK Technologies Corporation and RELM Communications, Inc., as guarantors.
10.4	Continuing Security Agreement, executed as of January 30, 2020, by and between JPMorgan Chase Bank, N.A., as lender, and BK Technologies, Inc., as pledgor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: January 30, 2020	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer